Exhibit Index



Exhibit No.                       Description

10(iii)(34)       Employment Agreement, as amended, for the Chief Executive
                  Officer

10(iii)(35)       Employment Agreement, as amended, for the three most senior executives (after Chief Executive Officer)

10(iii)(36)       Employment Agreement, as amended, for the other executive
                  officers